Exhibit 99.1

Heritage Commerce Corp Reports Earnings of $11.2 Million for the Third Quarter of 2020

San Jose, CA — October 22, 2020 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced third quarter 2020 net income of $11.2 million, or $0.19 per average diluted common share, compared to $11.3 million, or $0.26 per average diluted common share, for the third quarter of 2019, and $10.6 million, or $0.18 per average diluted common share, for the second quarter of 2020. For the nine months ended September 30, 2020, net income was $23.7 million, or $0.39 per average diluted common share, compared to $34.8 million, or $0.80 per average diluted common share, for the nine months ended September 30, 2019. All results are unaudited.

“We delivered solid earnings in the third quarter of 2020 against the backdrop of an economy affected by the Coronavirus pandemic,” said Keith A. Wilton, President and Chief Executive Officer. “In the face of these challenges, we continued to work diligently to support our customers, communities and employees while prudently managing risk. Our participation in the Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) in the prior quarters helped us in this capacity. Loan and deposit trends remained steady and our noninterest income increased by 25% from the preceding quarter, primarily due to a $400,000 gain on sale of SBA loans and a $310,000 gain realized on a warrant that we exercised. As anticipated, our net interest margin contracted during the quarter following the 150 basis point rate reduction by the Federal Reserve Bank earlier in the year and the low interest rates on recently funded SBA PPP loans.”

“Credit quality metrics remained stable, and we are particularly encouraged by the fact that of the $186.6 million of initial COVID-19 related loan deferrals, $145.3 million have resumed payments as of September 30, 2020,” said Mr. Wilton. “Of the loans remaining in deferment, most are backed by some form of real estate or personal guarantees. As well, the provision for credit losses was a modest $197,000 for the third quarter of 2020. The allowance for credit losses on loans (“ACLL”) to total loans was 1.68%, and the ACLL to total loans, excluding PPP loans, was 1.91% at September 30, 2020.”

“Our regulatory capital position held relatively steady and remained healthy at the end of the third quarter of 2020. Our capital base serves as the foundation of the Bank’s financial condition and the basis of security for our banking customers,” stated Mr. Wilton. “Total risk-based capital ratio and leverage ratio for the Company (consolidated) was 16.0% and 9.3%, respectively, and 15.2% and 9.7%, respectively, for the Bank, at September 30, 2020.”

“As previously announced, in the third quarter of 2020, we relocated our corporate headquarters, San Jose Branch and factoring subsidiary, Bay View Funding, to 224 Airport Parkway, San Jose, CA,” commented Mr. Wilton. “This new facility allows us to cost effectively consolidate many of the Bank’s dispersed operating units into a single location to better support our customers, community partners and the entire Heritage organization.”

Coronavirus (COVID-19) Weighs on Local Communities and Our Economy

The overall impact of the pandemic on our local economy and communities continues to be felt. In our seven county Bay Area market, 331,000 jobs (9.2%) have been lost since the end of February 2020. The unemployment rate in the seven Bay Area counties we serve fell to 8.1% in September, down from 12.8% in April, but still higher than the 2.7% in February 2020.

“We continue to monitor all state and local developments and have taken a number of steps to protect our employees and support our customers impacted by COVID-19,” added Mr. Wilton. “Based on our strong capital position, diversified loan portfolio, conservative underwriting standards, liquidity position, and our dedicated team of outstanding employees, we believe we will be able to continue to successfully navigate through these uncertain times and emerge stronger from the current crisis.”

In response to two economic stimulus laws passed by Congress in the first half of the year, Heritage Bank of Commerce funded 1,105 PPP loans, with total principal balances of $333.4 million. During the second and third quarters of 2020, PPP loan pay offs totaled $9.8 million and the Bank ended the third quarter of 2020 with $323.6 million in outstanding PPP loan balances. These loans generated $1.4 million in interest income and $2.2 million in deferred fee income, which were partially offset by ($245,000) in deferred costs expensed during the second and third quarters of 2020. At September 30, 2020, total loans included deferred fees on PPP loans of $9.0 million and deferred costs of $995,000.

In accordance with new accounting guidance issued earlier this year by federal bank regulators, the Bank made accommodations for initial payment deferrals for a number of customers of up to 90 days, generally, with the potential, upon application, of an additional 90 days of payment deferral (180 days maximum). The Bank also waived all normal applicable fees. The following table shows the deferments at September 30, 2020 by category:

					% of
	Underlying Collateral				Total
					Non-PPP
NON-SBA LOANS		Business	Real		Related
(in $000’s, unaudited)	Unsecured	Assets	Estate	Total	Loans(3)

Regular Payments Resumed	$55	$35,694	$109,557	$145,306	6%
Initial Deferments(1)	-	962	17,334	18,296	1%
2nd Deferments(2)	-	3,503	19,553	23,056	1%
Total	$55	$40,159	$146,444	$186,658	8%

(1) Initial deferments were generally for 3 months
(2) 2nd deferments were for an additional 3 months
(3) Total Non-PPP Loans as of September 30, 2020

The Bank had elected to initially downgrade the risk grades of these loans to “Special Mention” status and upon return to regular monthly payment status, most have now been upgraded back to “Pass.” At the end of the third quarter of 2020, the pool of deferred loans in our portfolio were mostly tied to business borrowers from a broad range of industries and included $2.0 million in loan deferments to the healthcare industry and $7.8 million in loan deferments to the accommodation and food services industries (mostly hotels and restaurants). Of the $41.4 million of loans remaining in deferral, 89% are supported by some form of commercial or residential real estate. Commercial real estate (“CRE”) deferments of $24.2 million included $19.6 million of investor CRE and $4.6 million of owner-occupied CRE. Deferred loans secured by CRE had an average loan-to-value (“LTV”) ratio of 44.5% at the end of the third quarter of 2020. There was also $12.6 million of deferments on residential real estate, primarily home equity lines, as of September 30, 2020. The majority of deferred loans are also supported by personal guarantees.

In addition to its portfolio of SBA PPP loans, the Bank also has a portfolio of SBA 7(a) loans totaling $49.6 million as of October 16, 2020. As part of the SBA’s Coronavirus debt relief efforts, beginning in April of 2020, the SBA commenced a six-month program to cover payments of principal, interest and any associated fees for these borrowers, which largely ended with the September payment. The following table reflects the status of these SBA 7(a) loans as of October 16, 2020:

SBA 7(a) LOANS		Number
(in $000’s, unaudited)	Balance	of Loans
SBA 7(a) loans that borrowers made payments
by October 16, 2020	$40,506	238
Payments Not Made / NSF / Returned	2,360	16
Due dates later in October	88	2
New loans / No payment due	435	1
C.A.R.E.S Payments	4,746	11
Request for Deferral	1,444	13	(1)
Total Portfolio	$49,579	281

(1) Of the 13 loan requests for deferral, 5 have made their October 2020 payments.

Credit Quality and Performance

At September 30, 2020, nonperforming assets (“NPAs”) declined by $3.9 million, or (28%), to $10.3 million, compared to $14.2 million at September 30, 2019, and increased by $1.2 million, or 12% from $9.1 million at June 30, 2020. Classified assets increased to $33.0 million, or 0.72% of total assets, at September 30, 2020, compared to $20.2 million, or 0.64% of total assets, at September 30, 2019, and $31.5 million, or 0.68% of total assets, at June 30, 2020

The Company continues to monitor portfolio loans made to commercial customers with businesses in higher risk sectors due to the COVID-19 pandemic. During the third quarter of 2020, the percentage of loans identified as higher risk to total loans declined slightly compared to the second quarter of 2020. The following table provides a breakdown of such loans as a percentage of total loans at September 30, 2020, June 30, 2020, and March 31, 2020:

	% of Total	% of Total	% of Total
	Loans at	Loans at	Loans at
HIGHER RISK SECTORS (unaudited)	September 30, 2020	June 30, 2020	March 31, 2020
Health care and social assistance:
Offices of dentists	1.86%	1.79%	1.63%
Offices of physicians (except mental health specialists)	0.74%	0.76%	0.70%
Other community housing services	0.27%	0.27%	0.11%
All others	2.15%	2.21%	1.84%
Total health care and social assistance	5.02%	5.03%	4.28%
Retail trade:
Gasoline stations with convenience stores	1.97%	1.90%	1.98%
All others	2.44%	2.44%	2.18%
Total retail trade	4.41%	4.34%	4.16%
Accommodation and food services:
Full-service restaurants	1.40%	1.38%	0.86%
Limited-service restaurants	0.74%	0.79%	0.63%
Hotels (except casino hotels) and motels	0.92%	0.89%	0.94%
All others	0.68%	0.70%	0.52%
Total accommodation and food services	3.74%	3.76%	2.95%
Educational services:
Elementary and secondary schools	0.57%	0.65%	0.15%
Education support services	0.43%	0.40%	0.15%
All others	0.17%	0.24%	0.17%
Total educational services	1.17%	1.29%	0.47%
Arts, entertainment, and recreation	1.27%	1.26%	1.09%
Purchased participations in micro loan portfolio	0.68%	0.80%	0.95%
Total higher risk sectors	16.29%	16.48%	13.90%

The increase in higher risk sectors in the second and third quarters, compared to the first quarter of 2020, was primarily due to the addition of PPP loans during the second quarter of 2020.

Capital and Liquidity

The Company’s and the Bank’s consolidated capital ratios exceeded regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at September 30, 2020.

Our liquidity position refers to our ability to maintain cash flows sufficient to fund operations, meet all of our obligations and commitments, and accommodate unexpected sudden changes in balances of loans and deposits in a timely manner. At September 30, 2020, the Company had a strong liquidity position with $960.3 million in cash and cash equivalents, and approximately $734.8 million in available borrowing capacity from sources including the Federal Home Loan Bank (“FHLB”), the Federal Reserve Bank of San Francisco (“FRB”), Federal funds facilities with several financial institutions, and a line of credit with a correspondent bank. The Company also had $557.8 million (at fair market value) in unpledged securities available at September 30, 2020. The loan to deposit ratio remained relatively flat at 69.32 % at September 30, 2020, compared to 69.74% at September 30, 2019, and increased from 68.88% at June 30, 2020.

Third Quarter and First Nine Months of 2020

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended September 30, 2020, compared to September 30, 2019, and June 30, 2020, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.19 for the third quarter of 2020, compared to $0.26 for the third quarter of 2019, and $0.18 for the second quarter of 2020. Diluted earnings per share were $0.39 for the first nine months of 2020, compared to $0.80 for the first nine months of 2019.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible equity for the periods indicated:

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(unaudited)	2020	2020	2019	2020	2019
Return on average tangible assets	1.02%	1.01%	1.49%	0.76%	1.55%
Return on average tangible equity	11.41%	11.06%	15.08%	8.12%	16.26%

♦	Net interest income, before provision for credit losses on loans, increased 12% to $34.2 million for the third quarter of 2020, compared to $30.6 million for the third quarter of 2019, primarily due to an increase in the average balance of loans resulting from the Presidio Bank (“Presidio”) merger, additional interest and fee income from PPP loans, and an increase in the accretion of the loan discount into loan interest income from our merger with Presidio during the fourth quarter of 2019, partially offset by decreases in the prime interest rate and decreases in the yield on investment securities and overnight funds. Net interest income for the third quarter of 2020 decreased (2%) from $34.9 million for the second quarter of 2020, primarily due to decreases in the yields on loans, investment securities and overnight funds, partially offset by additional interest and fee income from PPP loans. Net interest income increased 16% to $107.7 million for the first nine months of 2020, compared to $92.6 million for the first nine months of 2019, primarily due to an increase in the average balance of loans resulting from the Presidio merger, additional interest and fee income from PPP loans, and an increase in the accretion of the loan discount into loan interest income from our merger with Presidio, partially offset by decreases in the prime rate, and decreases in the yield on investment securities and overnight funds.

●	The fully tax equivalent (“FTE”) net interest margin contracted 100 basis points to 3.24% for the third quarter of 2020, from 4.24% for the third quarter of 2019, primarily due to a decline in the average yield of loans, investment securities, and overnight funds, partially offset by a decline in the cost of interest-bearing liabilities. The FTE net interest margin contracted 22 basis points for the third quarter of 2020 from 3.46% for the second quarter of 2020, primarily due to a decline in the average yield on loans, investment securities, and overnight funds, partially offset by a decline in the cost of interest-bearing liabilities.

●	For the first nine months of 2020, the FTE net interest margin contracted 71 basis points to 3.62%, compared to 4.33% for the first nine months of 2019, primarily due to the impact of decreases in the yields on loans, investment securities, and overnight funds, partially offset by a decline in the cost of interest-bearing liabilities.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio decreased to 4.86% for the third quarter of 2020, compared to 5.83% for the third quarter of 2019, primarily due to a decline in the average yield on loans and new average balances of lower yielding PPP loans, partially offset by an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2020			September 30, 2019
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,266,227	$26,508	4.65%	$1,748,379	$23,401	5.31%
SBA PPP loans	324,518	816	1.00%	—	—	—
PPP fees, net	—	1,305	1.60%	—	—	—
Bay View Funding factored receivables	40,300	2,431	24.00%	47,614	2,879	23.99%
Residential mortgages	29,399	180	2.44%	34,639	229	2.62%
Purchased CRE loans	22,603	195	3.43%	30,567	284	3.69%
Loan fair value mark / accretion	(13,353)	1,200	0.21%	(5,359)	471	0.11%
Total loans (includes loans held-for-sale)	$2,669,694	$32,635	4.86%	$1,855,840	$27,264	5.83%

●	The average yield on the total loan portfolio decreased to 4.86% for the third quarter of 2020 compared to 4.92% for the second quarter of 2020, primarily due to higher average balances of lower yielding PPP loans, partially offset by an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2020			June 30, 2020
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,266,227	$26,508	4.65%	$2,369,004	$27,694	4.70%
SBA PPP loans	324,518	816	1.00%	231,251	582	1.01%
PPP fees, net	—	1,305	1.60%	—	637	1.11%
Bay View Funding factored receivables	40,300	2,431	24.00%	44,574	2,562	23.12%
Residential mortgages	29,399	180	2.44%	31,219	197	2.54%
Purchased CRE loans	22,603	195	3.43%	25,542	210	3.31%
Loan fair value mark / accretion	(13,353)	1,200	0.21%	(14,497)	963	0.16%
Total loans (includes loans held-for-sale)	$2,669,694	$32,635	4.86%	$2,687,093	$32,845	4.92%

●	The average yield on the total loan portfolio decreased to 5.10% for the nine month ended September 30, 2020 compared to 5.90% for the nine months ended September 30, 2019, primarily due to decreases in the prime rate on loans and new average balances of lower yielding PPP loans, partially offset an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2020			September 30, 2019
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,351,369	$84,304	4.79%	$1,733,784	$69,594	5.37%
SBA PPP loans	186,497	1,398	1.00%	—	—	—
PPP fees, net	—	1,942	1.39%	—	—	—
Bay View Funding factored receivables	44,102	7,871	23.84%	47,271	8,800	24.89%
Residential mortgages	31,224	607	2.60%	35,840	714	2.66%
Purchased CRE loans	25,152	655	3.48%	31,788	869	3.65%
Loan fair value mark / accretion	(14,672)	3,485	0.20%	(5,813)	1,344	0.10%
Total loans (includes loans held-for-sale)	$2,623,672	$100,262	5.10%	$1,842,870	$81,321	5.90%

●	The total net purchase discount on loans from the Focus Business Bank loan portfolio was $5.4 million on the acquisition date of August 20, 2015, of which $339,000 remains outstanding as of September 30, 2020. The total net purchase discount on loans from the Tri-Valley Bank loan portfolio was $2.6 million on the acquisition date of April 6, 2018, of which $1.1 million remains outstanding as of September 30, 2020. The total net purchase discount on loans from the United American Bank loan portfolio was $4.7 million on the acquisition date of May 4, 2018, of which $1.8 million remains outstanding as of September 30, 2020. The total net purchase discount on loans from the Presidio loan portfolio was $12.5 million on the Presidio merger date of October 11, 2019, of which $9.5 million remains outstanding as of September 30, 2020. In aggregate, the remaining net purchase discount on total loans acquired was $12.8 million at September 30, 2020.

♦	The average cost of total deposits was 0.16% for the third quarter of 2020, compared to 0.31% for the third quarter of 2019 and 0.17% for the second quarter of 2020. The average cost of total deposits was 0.18% for the nine months ended September 30, 2020, compared to 0.30% for the nine months ended September 30, 2019.

♦	There was a $197,000 provision for credit losses on loans for the third quarter of 2020, compared to a credit to the provision for loan losses of ($576,000) for the third quarter of 2019, and a $1.1 million provision for credit losses on loans for the second quarter of 2020. There was a $14.6 million provision for credit losses on loans for the nine months ended September 30, 2020, compared to a ($2.4) million credit to the provision for loan losses for the nine months ended September 30, 2019.

●	The increase in the provision for credit losses on loans for the nine months ended September 30, 2020, compared to the nine months ended September 30, 2019, was driven primarily by a significantly deteriorated economic outlook resulting from the Coronavirus pandemic. Most major economic forecasts, including the California Economic Forecast (“CEF”) used by the Bank in its current expected credit losses (“CECL”) Model, show a significant decline in California GDP and a substantial rise in unemployment for 2020. At January 1, 2020, the forecast for California GDP for 2020 was an annual increase in the low single digits and the forecasted California unemployment rate for 2020 was in the mid-single digits. In September 2020, the CEF forecast was revised for GDP in the negative low single digits and peak unemployment in the low double digits. The three loan classes where the largest increases in reserves were recorded under the CECL loss rate methodology were investor-owned CRE, construction & land, and commercial and industrial (“C&I”). Ongoing impacts of the CECL methodology will be dependent upon changes in economic conditions and forecasts, originated and acquired loan portfolio composition, portfolio duration, and other factors.

♦	Total noninterest income remained relatively flat at $2.6 million for the third quarter of 2020, compared to the third quarter of 2019, as lower services charges and fees on deposit accounts were mostly offset by a higher gain on sales of SBA loans and a realized gain on warrants exercised during the third quarter of 2020. Total noninterest income increased for the third quarter of 2020 from $2.1 million for the second quarter of 2020, primarily due to a $400,000 gain on sales of SBA loans, and a $310,000 realized gain on warrants exercised.

●	For the nine months ended September 30, 2020, total noninterest income remained relatively flat from $7.9 million for the nine months ended September 30, 2019, as lower services charges and fees on deposit accounts were mostly offset by a higher increase in the cash surrender value of life insurance, a gain realized on a warrant exercised, and a gain on the disposition of foreclosed assets during the first nine months of 2020.

♦	Total noninterest expense for the third quarter of 2020 increased to $21.2 million, compared to $17.9 million for the third quarter of 2019, primarily due to additional employees and operating costs as a result of the Presidio merger, and higher salaries and employee benefits as a result of annual salary increases. Total noninterest expense for the third quarter of 2020 modestly increased to $21.2 million compared to $21.0 million for the second quarter of 2020.

●	Noninterest expense for the nine months ended September 30, 2020 increased to $68.0 million, compared to $54.3 million for the nine months ended September 30, 2019, primarily due to higher salaries and employee benefits as a result of annual salary increases, and additional employees and operating costs added as a result of the Presidio merger.

●	The following table reflects pre-tax merger-related costs related to the merger with Presidio for the periods indicated:

	For the Quarter Ended			For the Nine Months Ended
MERGER-RELATED COSTS	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2020	2020	2019	2020	2019
Salaries and employee benefits	$—	$—	$—	$356	$—
Other	17	59	661	2,144	1,201
Total merger-related costs	$17	$59	$661	$2,500	$1,201

●	Full time equivalent employees were 342 at September 30, 2020, 308 at September 30, 2019, and 340 at June 30, 2020.

♦	The efficiency ratio was 57.58% for the third quarter of 2020, compared to 53.87% for the third quarter of 2019, and 56.76% for the second quarter of 2020. The efficiency ratio for the nine months ended September 30, 2020 was 58.81%, compared to 54.04% for the nine months ended September 30, 2019.

♦	Income tax expense was $4.2 million for the third quarter of 2020, compared to $4.6 million for the third quarter of 2019, and $4.3 million for the second quarter of 2020. The effective tax rate for the third quarter of 2020 was 27.3%, compared to 29.1% for the third quarter of 2019, and 28.7% for the second quarter of 2020. Income tax expense for the nine months ended September

30, 2020 was $9.3 million, compared to $13.8 million for the nine months ended September 30, 2019. The effective tax rate for the nine months ended September 30, 2020 was 28.3%, compared to 28.4% for the nine months ended September 30, 2019.

●	The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships (net of low income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets increased 45% to $4.61 billion at September 30, 2020, compared to $3.18 billion at September 30, 2019, primarily due to the Presidio merger and the addition of PPP program. Total assets remained relatively flat from $4.61 billion at June 30, 2020.

♦	Securities available-for-sale, at fair value, totaled $294.4 million at September 30, 2020, compared to $333.1 million at September 30, 2019, and $323.6 million at June 30, 2020. At September 30, 2020, the Company’s securities available-for-sale portfolio was comprised of $203.6 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities), and $90.8 million of U.S. Treasury securities. The pre-tax unrealized gain on securities available-for-sale at September 30, 2020 was $6.9 million, compared to a pre-tax unrealized gain on securities available-for-sale of $1.7 million at September 30, 2019, and a pre-tax unrealized gain on securities available-for-sale of $8.7 million at June 30, 2020. All other factors remaining the same, when market interest rates are decreasing, the Company will experience a higher unrealized gain (or a lower unrealized loss) on the securities portfolio.

♦	At September 30, 2020, securities held-to-maturity, at amortized cost, totaled $295.6 million, compared to $342.0 million at September 30, 2019, and $322.7 million at June 30, 2020. At September 30, 2020, the Company’s securities held-to-maturity portfolio was comprised of $223.4 million of agency mortgage-backed securities, and $72.2 million of tax-exempt municipal bonds.

●	With the CECL methodology implementation date of January 1, 2020, there was a $58,000 allowance for losses recorded on the Company’s held-to-maturity municipal investment securities portfolio. For the nine months ended September 30, 2020, there was a reduction of $3,000 to the allowance for losses on the Company’s held-to-maturity municipal investment securities portfolio, for an allowance for losses of $55,000 at September 30, 2020.

♦	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	September 30, 2020		June 30, 2020		September 30, 2019
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$574,359	21%	$553,843	21%	$507,879	27%
SBA Payroll Protection Program Loans	323,550	12%	324,550	12%	—	0%
Real estate:
CRE - owner occupied	561,528	21%	553,463	21%	436,262	24%
CRE - non-owner occupied	713,563	27%	725,776	27%	540,367	29%
Land and construction	142,632	5%	138,284	5%	96,679	5%
Home equity	111,468	4%	112,679	4%	85,840	5%
Multifamily	169,791	6%	169,637	6%	94,258	5%
Residential mortgages	91,077	3%	95,033	3%	92,611	5%
Consumer and other	17,511	1%	22,759	1%	21,596	1%
Total Loans	2,705,479	100%	2,696,024	100%	1,875,492	100%
Deferred loan costs (fees), net	(8,463)	—	(9,635)	—	(105)	—
Loans, net of deferred costs and fees	$2,697,016	100%	$2,686,389	100%	$1,875,387	100%

●	Loans, excluding loans held-for-sale, increased $821.6 million, or 44%, to $2.70 billion at September 30, 2020, compared to $1.88 billion at September 30, 2019, and remained relatively flat from $2.69 billion at June 30, 2020. Total loans at September 30, 2020 included $323.6 million of PPP loans.

●	Commercial and Industrial (“C&I”) line usage was 28% at September 30, 2020, compared to 35% at September 30, 2019, and 27% at June 30, 2020.

●	At September 30, 2020, 44% of the CRE loan portfolio was secured by owner-occupied real estate.

♦	The following table summarizes the allowance for credit losses on loans(1) for the periods indicated:

	For the Quarter Ended			For the Nine Months Ended
ALLOWANCE FOR CREDIT LOSSES ON LOANS	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2020	2020	2019	2020	2019
Balance at beginning of period	$45,444	$44,703	$26,631	$23,285	$27,848
Charge-offs during the period	(598)	(465)	(318)	(1,736)	(620)
Recoveries during the period	379	92	158	722	1,044
Net recoveries (charge-offs) during the period	(219)	(373)	(160)	(1,014)	424
Impact of adopting Topic 326	—	—	—	8,570	—
Provision for credit losses on loans during the period(1)	197	1,114	(576)	14,581	(2,377)
Balance at end of period	$45,422	$45,444	$25,895	$45,422	$25,895

Total loans, net of deferred fees	$2,697,016	$2,686,389	$1,875,387	$2,697,016	$1,875,387
Total nonperforming loans	$10,262	$9,125	$14,247	$10,262	$14,247
Allowance for credit losses on loans to total loans(2)	1.68%	1.69%	1.38%	1.68%	1.38%
Allowance for credit losses on loans to total nonperforming loans(2)	442.62%	498.02%	181.76%	442.62%	181.76%

(1)Provision for credit losses on loans for the quarters ended September 30, 2020 and June 30, 2020, and the nine months ended September 30, 2020,
Provision (credit) for loan losses for the quarter and nine months ended September 30, 2019
(2)ACLL at September 30, 2020 and June 30, 2020, Allowance for loan losses ("ALLL") at September 30, 2019

●	The ACLL was 1.68% of total loans at September 30, 2020 and the ACLL to total nonperforming loans was 442.62% at September 30, 2020. The ALLL was 1.38% of total loans and the ALLL to nonperforming loans was 181.76% at September 30, 2019. The ACLL was 1.69% of total loans at June 30, 2020 and the ACLL to total nonperforming loans was 498.02% at June 30, 2020. The ACLL was 1.91% of total loans, excluding PPP loans, at September 30, 2020, compared to 1.92% at June 30, 2020.

●	The following table shows the results of adopting CECL for the first nine months of 2020:

DRIVERS OF CHANGE IN ACLL UNDER CECL
(in $000’s, unaudited)
ALLL at December 31, 2019	$23,285
Day 1 adjustment impact of adopting Topic 326	8,570
ACLL at January 1, 2020	31,855
Net (charge-offs) during the first quarter of 2020	(422)
Portfolio changes during the first quarter of 2020	1,216
Economic factors during the first quarter of 2020	12,054
ACLL at March 31, 2020	44,703
Net (charge-offs) during the second quarter of 2020	(373)
Portfolio changes during the second quarter of 2020	(4,282)
Qualitative and quantitative changes during the second
quarter of 2020 including changes in economic forecasts	5,396
ACLL at June 30, 2020	45,444
Net (charge-offs) during the third quarter of 2020	(219)
Portfolio changes during the third quarter of 2020	488
Qualitative and quantitative changes during the third
quarter of 2020 including changes in economic forecasts	(291)
ACLL at September 30, 2020	$45,422

●	Net charge-offs totaled $219,000 for the third quarter of 2020, compared to net charge-offs of $160,000 for the third quarter of 2019, and net charge-offs of $373,000 for the second quarter of 2020.

♦	The following is a breakout of NPAs at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	September 30, 2020		June 30, 2020		September 30, 2019
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
CRE loans	$4,328	42%	$3,679	40%	$5,094	36%
Commercial loans	2,908	28%	2,416	27%	2,660	19%
Consumer and other loans	1,464	14%	1,464	16%	5,737	40%
Home equity loans	961	10%	898	10%	147	1%
Restructured and loans over 90 days past due and still accruing	601	6%	668	7%	609	4%
Total nonperforming assets	$10,262	100%	$9,125	100%	$14,247	100%

●	NPAs totaled $10.3 million, or 0.22% of total assets, at September 30, 2020, compared to $14.2 million, or 0.45% of total assets, at September 30, 2019, and $9.1 million, or 0.20% of total assets, at June 30, 2020.

●	There were no foreclosed assets on the balance sheet at September 30, 2020, September 30, 2019, or June 30, 2020.

●	Classified assets increased to $33.0 million, or 0.72% of total assets, at September 30, 2020, compared to $20.2 million, or 0.64% of total assets, at September 30, 2019, and decreased from $31.5 million, or 0.68% of total assets, at June 30, 2020.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	September 30, 2020		June 30, 2020		September 30, 2019
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,698,027	44%	$1,714,058	44%	$1,094,953	41%
Demand, interest-bearing	926,041	24%	934,780	24%	666,054	25%
Savings and money market	1,108,252	28%	1,091,740	28%	761,471	28%
Time deposits — under $250	46,684	1%	49,493	1%	53,560	2%
Time deposits — $250 and over	92,276	2%	93,822	2%	95,543	3%
CDARS — interest-bearing demand,
money market and time deposits	19,121	1%	16,333	1%	17,409	1%
Total deposits	$3,890,401	100%	$3,900,226	100%	$2,688,990	100%

●	Total deposits increased $1.2 billion, or 48%, to $3.89 billion at September 30, 2020, compared to $2.69 billion at September 30, 2019. The large increase in the Company’s deposits in the third quarter of 2020 was primarily tied to deposits by customers who had taken out PPP loans and deposits from the Presidio merger. Total deposits remained relatively flat from $3.90 billion at June 30, 2020.

●	Deposits, excluding all time deposits and CDARS deposits, increased $1.2 billion, or 48%, to $3.73 billion at September 30, 2020, compared to $2.52 billion at September 30, 2019. The large increase in the Company’s legacy deposits in the third quarter of 2020 was primarily tied to deposits by customers who had taken out PPP loans and deposits from the Presidio merger. Deposits, excluding all time deposits and CDARS deposits remained relatively flat from $3.74 billion at June 30, 2020.

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at September 30, 2020, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Risk-Based	16.0%	15.2%	10.0%	10.5%
Tier 1 Risk-Based	13.5%	14.1%	8.0%	8.5%
Common Equity Tier 1 Risk-Based	13.5%	14.1%	6.5%	7.0%
Leverage	9.3%	9.7%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2020	2020	2019
Unrealized gain on securities available-for-sale	$4,494	$5,767	$1,202
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	270	279	306
Split dollar insurance contracts liability	(4,838)	(4,865)	(3,794)
Supplemental executive retirement plan liability	(6,661)	(6,706)	(3,898)
Unrealized gain on interest-only strip from SBA loans	351	345	386
Total accumulated other comprehensive loss	$(6,384)	$(5,180)	$(5,798)

♦	Tangible equity was $392.5 million at September 30, 2020, compared to $301.2 million at September 30, 2019, and $388.6 million at June 30, 2020. Tangible book value per share was $6.55 at September 30, 2020, compared to $6.92 at September 30, 2019, and $6.49 at June 30, 2020.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) our ability to anticipate interest rate changes and manage interest rate risk; (4) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (5) volatility in credit and equity markets and its effect on the global economy; (6) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (7) our ability to achieve loan growth and attract deposits; (8) risks associated with concentrations in real estate related loans; (9) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related asset and market prices; (10) other than temporary impairment charges to our securities portfolio; (11) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for credit losses and the Company’s provision for credit losses; (12) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (13) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (14) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (15) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (16) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (17) possible adjustment of the valuation of our deferred tax assets; (18) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (19) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (20) risks of loss of funding of Small Business Administration or SBA loan programs, or changes in those programs; (21) compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (22) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (23) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (24) costs and effects of legal and regulatory developments, including resolution of regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (25) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (26) availability of and competition for acquisition opportunities; (27) risks resulting from domestic terrorism; (28) risks of natural disasters (including earthquakes) and other events beyond our control; (29) the expected cost savings, synergies and other financial benefits from the Presidio Bank merger might not be realized within the expected time frames or at all; (30) the rapidly changing uncertainties related to the Coronavirus pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; (31) the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program (“PPP”) enacted thereunder, and the risks that borrowers may not have used funds appropriately or satisfied staffing or payment requirements to qualify for forgiveness of their loans in whole or part under PPP; and (32) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Nine Months Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,	September 30,	Percent
(in $000’s, unaudited)	2020	2020	2019	2020	2019	2020	2019	Change
Interest income	$36,252	$37,132	$33,250	(2)%	9%	$114,326	$100,188	14%
Interest expense	2,087	2,192	2,625	(5)%	(20)%	6,641	7,605	(13)%
Net interest income before provision
for credit losses on loans(1)	34,165	34,940	30,625	(2)%	12%	107,685	92,583	16%
Provision (credit) for credit losses on loans(1)	197	1,114	(576)	(82)%	134%	14,581	(2,377)	713%
Net interest income after provision
for credit losses on loans(1)	33,968	33,826	31,201	0%	9%	93,104	94,960	(2)%
Noninterest income:
Service charges and fees on deposit accounts	632	650	1,032	(3)%	(39)%	2,251	3,370	(33)%
Increase in cash surrender value of
life insurance	464	458	336	1%	38%	1,380	999	38%
Gain on sales of SBA loans	400	—	156	N/A	156%	467	331	41%
Servicing income	187	205	139	(9)%	35%	575	480	20%
Gain on sales of securities	—	170	330	(100)%	(100)%	270	878	(69)%
Gain on the disposition of foreclosed assets	—	—	—	N/A	N/A	791	—	N/A
Other	912	595	625	53%	46%	2,132	1,793	19%
Total noninterest income	2,595	2,078	2,618	25%	(1)%	7,866	7,851	0%
Noninterest expense:
Salaries and employee benefits	11,967	12,300	10,467	(3)%	14%	38,470	31,935	20%
Occupancy and equipment	2,283	1,766	1,550	29%	47%	5,821	4,634	26%
Professional fees	1,352	1,155	789	17%	71%	3,942	2,360	67%
Other	5,566	5,791	5,103	(4)%	9%	19,721	15,343	29%
Total noninterest expense	21,168	21,012	17,909	1%	18%	67,954	54,272	25%
Income before income taxes	15,395	14,892	15,910	3%	(3)%	33,016	48,539	(32)%
Income tax expense	4,198	4,274	4,633	(2)%	(9)%	9,340	13,763	(32)%
Net income	$11,197	$10,618	$11,277	5%	(1)%	$23,676	$34,776	(32)%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.19	$0.18	$0.26	6%	(27)%	$0.40	$0.81	(51)%
Diluted earnings per share	$0.19	$0.18	$0.26	6%	(26)%	$0.39	$0.80	(51)%
Weighted average shares outstanding - basic	59,589,243	59,420,592	43,258,983	0%	38%	59,432,178	43,189,710	38%
Weighted average shares outstanding - diluted	60,141,412	60,112,423	43,796,904	0%	37%	60,143,763	43,728,085	38%
Common shares outstanding at period-end	59,914,987	59,856,767	43,509,406	0%	38%	59,914,987	43,509,406	38%
Dividend per share	$0.13	$0.13	$0.12	0%	8%	$0.39	$0.36	8%
Book value per share	$9.64	$9.60	$9.09	0%	6%	$9.64	$9.09	6%
Tangible book value per share	$6.55	$6.49	$6.92	1%	(5)%	$6.55	$6.92	(5)%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	7.73%	7.45%	11.44%	4%	(32)%	5.49%	12.21%	(55)%
Annualized return on average tangible equity	11.41%	11.06%	15.08%	3%	(24)%	8.12%	16.26%	(50)%
Annualized return on average assets	0.98%	0.96%	1.44%	2%	(32)%	0.73%	1.50%	(51)%
Annualized return on average tangible assets	1.02%	1.01%	1.49%	1%	(32)%	0.76%	1.55%	(51)%
Net interest margin (fully tax equivalent)	3.24%	3.46%	4.24%	(6)%	(24)%	3.62%	4.33%	(16)%
Efficiency ratio	57.58%	56.76%	53.87%	1%	7%	58.81%	54.04%	9%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$4,562,412	$4,434,238	$3,103,043	3%	47%	$4,344,067	$3,094,199	40%
Average tangible assets	$4,376,533	$4,247,522	$3,008,602	3%	45%	$4,157,370	$2,999,223	39%
Average earning assets	$4,203,902	$4,075,673	$2,878,590	3%	46%	$3,982,386	$2,869,594	39%
Average loans held-for-sale	$5,169	$3,617	$4,171	43%	24%	$3,689	$3,854	(4)%
Average total loans	$2,664,525	$2,683,476	$1,851,669	(1)%	44%	$2,619,983	$1,839,016	42%
Average deposits	$3,846,652	$3,720,850	$2,612,252	3%	47%	$3,632,556	$2,613,406	39%
Average demand deposits - noninterest-bearing	$1,700,972	$1,660,547	$1,041,712	2%	63%	$1,600,522	$1,022,654	57%
Average interest-bearing deposits	$2,145,680	$2,060,303	$1,570,540	4%	37%	$2,032,034	$1,590,752	28%
Average interest-bearing liabilities	$2,185,439	$2,099,982	$1,610,168	4%	36%	$2,071,813	$1,630,286	27%
Average equity	$576,135	$572,939	$391,086	1%	47%	$576,042	$380,919	51%
Average tangible equity	$390,256	$386,223	$296,645	1%	32%	$389,345	$285,943	36%

(1)Provision for credit losses on loans for the quarters ended September 30, 2020 and June 30, 2020 and the nine months ended September 30, 2020, Provision (credit) for loan losses for quarter and nine months ended September 30, 2019

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2020	2020	2020	2019	2019
Interest income	$36,252	$37,132	$40,942	$42,471	$33,250
Interest expense	2,087	2,192	2,362	3,242	2,625
Net interest income before provision
for credit losses on loans(1)	34,165	34,940	38,580	39,229	30,625
Provision (credit) for credit losses on loans(1)	197	1,114	13,270	3,223	(576)
Net interest income after provision
for credit losses on loans(1)	33,968	33,826	25,310	36,006	31,201
Noninterest income:
Service charges and fees on deposit accounts	632	650	969	1,140	1,032
Increase in cash surrender value of
life insurance	464	458	458	405	336
Gain on sales of SBA loans	400	—	67	358	156
Servicing income	187	205	183	156	139
Gain (loss) on sales of securities	—	170	100	(217)	330
Gain on the disposition of foreclosed assets	—	—	791	—	—
Other	912	595	625	551	625
Total noninterest income	2,595	2,078	3,193	2,393	2,618
Noninterest expense:
Salaries and employee benefits	11,967	12,300	14,203	18,819	10,467
Occupancy and equipment	2,283	1,766	1,772	2,013	1,550
Professional fees	1,352	1,155	1,435	899	789
Other	5,566	5,791	8,364	8,895	5,103
Total noninterest expense	21,168	21,012	25,774	30,626	17,909
Income before income taxes	15,395	14,892	2,729	7,773	15,910
Income tax expense	4,198	4,274	868	2,088	4,633
Net income	$11,197	$10,618	$1,861	$5,685	$11,277

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.19	$0.18	$0.03	$0.10	$0.26
Diluted earnings per share	$0.19	$0.18	$0.03	$0.10	$0.26
Weighted average shares outstanding - basic	59,589,243	59,420,592	59,286,927	57,168,605	43,258,983
Weighted average shares outstanding - diluted	60,141,412	60,112,423	60,194,025	58,361,976	43,796,904
Common shares outstanding at period-end	59,914,987	59,856,767	59,568,219	59,368,156	43,509,406
Dividend per share	$0.13	$0.13	$0.13	$0.12	$0.12
Book value per share	$9.64	$9.60	$9.59	$9.71	$9.09
Tangible book value per share	$6.55	$6.49	$6.46	$6.55	$6.92

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	7.73%	7.45%	1.29%	4.04%	11.44%
Annualized return on average tangible equity	11.41%	11.06%	1.91%	5.96%	15.08%
Annualized return on average assets	0.98%	0.96%	0.19%	0.55%	1.44%
Annualized return on average tangible assets	1.02%	1.01%	0.19%	0.57%	1.49%
Net interest margin (fully tax equivalent)	3.24%	3.46%	4.25%	4.15%	4.24%
Efficiency ratio	57.58%	56.76%	61.70%	73.58%	53.87%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$4,562,412	$4,434,238	$4,033,151	$4,124,018	$3,103,043
Average tangible assets	$4,376,533	$4,247,522	$3,845,646	$3,943,725	$3,008,602
Average earning assets	$4,203,902	$4,075,673	$3,665,151	$3,762,239	$2,878,590
Average loans held-for-sale	$5,169	$3,617	$2,265	$3,299	$4,171
Average total loans	$2,664,525	$2,683,476	$2,511,460	$2,442,802	$1,851,669
Average deposits	$3,846,652	$3,720,850	$3,327,812	$3,432,771	$2,612,252
Average demand deposits - noninterest-bearing	$1,700,972	$1,660,547	$1,438,944	$1,452,893	$1,041,712
Average interest-bearing deposits	$2,145,680	$2,060,303	$1,888,868	$1,979,878	$1,570,540
Average interest-bearing liabilities	$2,185,439	$2,099,982	$1,928,770	$2,027,106	$1,610,168
Average equity	$576,135	$572,939	$579,051	$558,478	$391,086
Average tangible equity	$390,256	$386,223	$391,546	$378,185	$296,645

(1)Provision for credit losses on loans for the quarters ended September 30, June 30, 2020 and March 31, 2020, Provision (credit) for loan losses for the prior periods

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2020	2020	2019	2020	2019
ASSETS
Cash and due from banks	$33,353	$40,108	$48,121	(17)%	(31)%
Other investments and interest-bearing deposits
in other financial institutions	926,915	885,792	367,662	5%	152%
Securities available-for-sale, at fair value	294,438	323,565	333,101	(9)%	(12)%
Securities held-to-maturity, at amortized cost	295,609	322,677	342,033	(8)%	(14)%
Loans held-for-sale - SBA, including deferred costs	3,565	4,324	3,571	(18)%	0%
Loans:
Commercial	574,359	553,843	507,879	4%	13%
SBA PPP loans	323,550	324,550	—	0%	N/A
Real estate:
CRE - owner occupied	561,528	553,463	436,262	1%	29%
CRE - non-owner occupied	713,563	725,776	540,367	(2)%	32%
Land and construction	142,632	138,284	96,679	3%	48%
Home equity	111,468	112,679	85,840	(1)%	30%
Multifamily	169,791	169,637	94,258	0%	80%
Residential mortgages	91,077	95,033	92,611	(4)%	(2)%
Consumer and other	17,511	22,759	21,596	(23)%	(19)%
Loans	2,705,479	2,696,024	1,875,492	0%	44%
Deferred loan fees, net	(8,463)	(9,635)	(105)	(12)%	7960%
Total loans, net of deferred costs and fees	2,697,016	2,686,389	1,875,387	0%	44%
Allowance for credit losses on loans(1)	(45,422)	(45,444)	(25,895)	0%	75%
Loans, net	2,651,594	2,640,945	1,849,492	0%	43%
Company-owned life insurance	77,059	76,944	62,858	0%	23%
Premises and equipment, net	10,412	9,500	6,849	10%	52%
Goodwill	167,631	167,631	83,753	0%	100%
Other intangible assets	17,628	18,593	10,346	(5)%	70%
Accrued interest receivable and other assets	128,581	124,322	74,685	3%	72%
Total assets	$4,606,785	$4,614,401	$3,182,471	0%	45%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,698,027	$1,714,058	$1,094,953	(1)%	55%
Demand, interest-bearing	926,041	934,780	666,054	(1)%	39%
Savings and money market	1,108,252	1,091,740	761,471	2%	46%
Time deposits-under $250	46,684	49,493	53,560	(6)%	(13)%
Time deposits-$250 and over	92,276	93,822	95,543	(2)%	(3)%
CDARS - money market and time deposits	19,121	16,333	17,409	17%	10%
Total deposits	3,890,401	3,900,226	2,688,990	0%	45%
Subordinated debt, net of issuance costs	39,693	39,646	39,507	0%	0%
Accrued interest payable and other liabilities	98,884	99,722	58,628	(1)%	69%
Total liabilities	4,028,978	4,039,594	2,787,125	0%	45%

Shareholders’ Equity:
Common stock	493,126	492,333	302,983	0%	63%
Retained earnings	91,065	87,654	98,161	4%	(7)%
Accumulated other comprehensive loss	(6,384)	(5,180)	(5,798)	(23)%	(10)%
Total shareholders' equity	577,807	574,807	395,346	1%	46%
Total liabilities and shareholders’ equity	$4,606,785	$4,614,401	$3,182,471	0%	45%

(1)Allowance for credit losses on loans at September 30, 2020 and June 30, 2020, Allowance for loan losses at September 30, 2019

	End of Period:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2020	2020	2020	2019	2019
ASSETS
Cash and due from banks	$33,353	$40,108	$36,998	$49,447	$48,121
Other investments and interest-bearing deposits
in other financial institutions	926,915	885,792	406,399	407,923	367,662
Securities available-for-sale, at fair value	294,438	323,565	373,570	404,825	333,101
Securities held-to-maturity, at amortized cost	295,609	322,677	348,044	366,560	342,033
Loans held-for-sale - SBA, including deferred costs	3,565	4,324	2,415	1,052	3,571
Loans:
Commercial	574,359	553,843	696,168	603,345	507,879
SBA PPP loans	323,550	324,550	—	—	—
Real estate:
CRE - owner occupied	561,528	553,463	539,465	548,907	436,262
CRE - non-owner occupied	713,563	725,776	748,245	767,821	540,367
Land and construction	142,632	138,284	153,321	147,189	96,679
Home equity	111,468	112,679	117,544	151,775	85,840
Multifamily	169,791	169,637	170,292	180,623	94,258
Residential mortgages	91,077	95,033	95,808	100,759	92,611
Consumer and other	17,511	22,759	33,326	33,744	21,596
Loans	2,705,479	2,696,024	2,554,169	2,534,163	1,875,492
Deferred loan fees, net	(8,463)	(9,635)	(258)	(319)	(105)
Total loans, net of deferred fees	2,697,016	2,686,389	2,553,911	2,533,844	1,875,387
Allowance for credit losses on loans(1)	(45,422)	(45,444)	(44,703)	(23,285)	(25,895)
Loans, net	2,651,594	2,640,945	2,509,208	2,510,559	1,849,492
Company-owned life insurance	77,059	76,944	76,485	76,027	62,858
Premises and equipment, net	10,412	9,500	9,025	8,250	6,849
Goodwill	167,631	167,631	167,371	167,420	83,753
Other intangible assets	17,628	18,593	19,557	20,415	10,346
Accrued interest receivable and other assets	128,581	124,322	129,090	96,985	74,685
Total assets	$4,606,785	$4,614,401	$4,078,162	$4,109,463	$3,182,471

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,698,027	$1,714,058	$1,444,534	$1,450,873	$1,094,953
Demand, interest-bearing	926,041	934,780	810,425	798,375	666,054
Savings and money market	1,108,252	1,091,740	949,076	982,430	761,471
Time deposits-under $250	46,684	49,493	51,009	54,361	53,560
Time deposits-$250 and over	92,276	93,822	96,540	99,882	95,543
CDARS - money market and time deposits	19,121	16,333	15,055	28,847	17,409
Total deposits	3,890,401	3,900,226	3,366,639	3,414,768	2,688,990
Subordinated debt, net of issuance costs	39,693	39,646	39,600	39,554	39,507
Other short-term borrowings	—	—	—	328	—
Accrued interest payable and other liabilities	98,884	99,722	100,482	78,105	58,628
Total liabilities	4,028,978	4,039,594	3,506,721	3,532,755	2,787,125

Shareholders’ Equity:
Common stock	493,126	492,333	491,347	489,745	302,983
Retained earnings	91,065	87,654	84,803	96,741	98,161
Accumulated other comprehensive loss	(6,384)	(5,180)	(4,709)	(9,778)	(5,798)
Total shareholders' equity	577,807	574,807	571,441	576,708	395,346
Total liabilities and shareholders’ equity	$4,606,785	$4,614,401	$4,078,162	$4,109,463	$3,182,471

(1)Allowance for credit losses on loans at September 30, 2020, June 30, 2020 and March 31, 2020, Allowance for loan losses for the prior periods

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2020	2020	2019	2020	2019
Nonaccrual loans - held-for-investment	$9,661	$8,457	$13,638	14%	(29)%
Restructured and loans over 90 days past due
and still accruing	601	668	609	(10)%	(1)%
Total nonperforming loans	10,262	9,125	14,247	12%	(28)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$10,262	$9,125	$14,247	12%	(28)%
Other restructured loans still accruing	$98	$64	$247	53%	(60)%
Net charge-offs (recoveries) during the quarter	$219	$373	$160	(41)%	37%
Provision for credit losses on loans during the quarter(1)	$197	$1,114	$(576)	(82)%	134%
Allowance for credit losses on loans(2)	$45,422	$45,444	$25,895	0%	75%
Classified assets	$33,024	$31,452	$20,225	5%	63%
Allowance for credit losses on loans to total loans(2)	1.68%	1.69%	1.38%	(1)%	22%
Allowance for credit losses on loans to total nonperforming loans(2)	442.62%	498.02%	181.76%	(11)%	144%
Nonperforming assets to total assets	0.22%	0.20%	0.45%	10%	(51)%
Nonperforming loans to total loans	0.38%	0.34%	0.76%	12%	(50)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans(2)	7%	7%	6%	0%	17%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans(2)	7%	7%	6%	0%	17%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (3)	$392,548	$388,583	$301,247	1%	30%
Shareholders’ equity / total assets	12.54%	12.46%	12.42%	1%	1%
Tangible common equity / tangible assets (4)	8.88%	8.78%	9.75%	1%	(9)%
Loan to deposit ratio	69.32%	68.88%	69.74%	1%	(1)%
Noninterest-bearing deposits / total deposits	43.65%	43.95%	40.72%	(1)%	7%
Total risk-based capital ratio	16.0%	15.9%	16.2%	1%	(1)%
Tier 1 risk-based capital ratio	13.5%	13.4%	13.3%	1%	2%
Common Equity Tier 1 risk-based capital ratio	13.5%	13.4%	13.3%	1%	2%
Leverage ratio	9.3%	9.4%	10.0%	(1)%	(7)%
Heritage Bank of Commerce:
Total risk-based capital ratio	15.2%	15.1%	15.2%	1%	0%
Tier 1 risk-based capital ratio	14.1%	14.0%	14.1%	1%	0%
Common Equity Tier 1 risk-based capital ratio	14.1%	14.0%	14.1%	1%	0%
Leverage ratio	9.7%	9.9%	10.6%	(2)%	(8)%

(1)	Provision for credit losses on loans for the quarters ended September 30, 2020 and June 30, 2020, Provision (credit) for loan losses for the quarter ended September 30, 2019
(2)	Allowance for credit losses on loans at September 30, 2020, and June 30, 2020, Allowance for loan losses for the quarter ended September 30, 2019
(3)	Represents shareholders' equity minus goodwill and other intangible assets
(4)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	End of Period:
CREDIT QUALITY DATA	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2020	2020	2020	2019	2019
Nonaccrual loans - held-for-investment	$9,661	$8,457	$11,646	8,675	$13,638
Restructured and loans over 90 days past due
and still accruing	601	668	442	1,153	609
Total nonperforming loans	10,262	9,125	12,088	9,828	14,247
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$10,262	$9,125	$12,088	$9,828	$14,247
Other restructured loans still accruing	$98	$64	$103	$436	$247
Net charge-offs (recoveries) during the quarter	$219	$373	$422	$5,833	$160
Provision for credit losses on loans during the quarter(1)	$197	$1,114	$13,270	$3,223	$(576)
Adoption of Topic 326	$—	$—	$8,570	$—	$—
Allowance for credit losses on loans(2)	$45,422	$45,444	$44,703	$23,285	$25,895
Classified assets	$33,024	$31,452	$39,603	$32,579	$20,225
Allowance for credit losses on loans to total loans(2)	1.68%	1.69%	1.75%	0.92%	1.38%
Allowance for credit losses on loans to total nonperforming loans(2)	442.62%	498.02%	369.81%	236.93%	181.76%
Nonperforming assets to total assets	0.22%	0.20%	0.30%	0.24%	0.45%
Nonperforming loans to total loans	0.38%	0.34%	0.47%	0.39%	0.76%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans(2)	7%	7%	9%	8%	6%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans(2)	7%	7%	9%	7%	6%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (3)	$392,548	$388,583	$384,513	$388,873	$301,247
Shareholders’ equity / total assets	12.54%	12.46%	14.01%	14.03%	12.42%
Tangible common equity / tangible assets (4)	8.88%	8.78%	9.88%	9.92%	9.75%
Loan to deposit ratio	69.32%	68.88%	75.86%	74.20%	69.74%
Noninterest-bearing deposits / total deposits	43.65%	43.95%	42.91%	42.49%	40.72%
Total risk-based capital ratio	16.0%	15.9%	14.8%	14.6%	16.2%
Tier 1 risk-based capital ratio	13.5%	13.4%	12.5%	12.5%	13.3%
Common Equity Tier 1 risk-based capital ratio	13.5%	13.4%	12.5%	12.5%	13.3%
Leverage ratio	9.3%	9.4%	10.3%	9.8%	10.0%
Heritage Bank of Commerce:
Total risk-based capital ratio	15.2%	15.1%	14.1%	13.9%	15.2%
Tier 1 risk-based capital ratio	14.1%	14.0%	13.0%	13.1%	14.1%
Common Equity Tier 1 risk-based capital ratio	14.1%	14.0%	13.0%	13.1%	14.1%
Leverage ratio	9.7%	9.9%	10.7%	10.2%	10.6%

(1)	Provision for credit losses on loans for the quarters ended September 30, 2020, June 30, 2020 and March 31, 2020, Provision (credit) for loan losses for the prior periods
(2)	Allowance for credit losses on loans at September 30, 2020, June 30, 2020 and March 31, 2020, Allowance for loan losses for the prior periods
(3)	Represents shareholders' equity minus goodwill and other intangible assets
(4)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	September 30, 2020			September 30, 2019
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,669,694	$32,635	4.86%	$1,855,840	27,264	5.83%
Securities - taxable	550,423	2,481	1.79%	629,339	3,504	2.21%
Securities - exempt from Federal tax (3)	72,625	586	3.21%	83,403	671	3.19%
Other investments and interest-bearing deposits
in other financial institutions	911,160	673	0.29%	310,008	1,952	2.50%
Total interest earning assets (3)	4,203,902	36,375	3.44%	2,878,590	33,391	4.60%
Cash and due from banks	36,505			37,615
Premises and equipment, net	9,884			6,933
Goodwill and other intangible assets	185,879			94,441
Other assets	126,242			85,464
Total assets	$4,562,412			$3,103,043

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,700,972			$1,041,712

Demand, interest-bearing	934,892	506	0.22%	670,203	571	0.34%
Savings and money market	1,052,800	762	0.29%	737,484	1,073	0.58%
Time deposits - under $100	17,298	16	0.37%	18,549	23	0.49%
Time deposits - $100 and over	121,949	219	0.71%	127,314	373	1.16%
CDARS - money market and time deposits	18,741	1	0.02%	16,990	2	0.05%
Total interest-bearing deposits	2,145,680	1,504	0.28%	1,570,540	2,042	0.52%
Total deposits	3,846,652	1,504	0.16%	2,612,252	2,042	0.31%

Subordinated debt, net of issuance costs	39,663	583	5.85%	39,477	583	5.86%
Short-term borrowings	96	—	0.00%	151	—	0.00%
Total interest-bearing liabilities	2,185,439	2,087	0.38%	1,610,168	2,625	0.65%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	3,886,411	2,087	0.21%	2,651,880	2,625	0.39%
Other liabilities	99,866			60,077
Total liabilities	3,986,277			2,711,957
Shareholders’ equity	576,135			391,086
Total liabilities and shareholders’ equity	$4,562,412			$3,103,043

Net interest income (3) / margin		34,288	3.24%		30,766	4.24%
Less tax equivalent adjustment (3)		(123)			(141)
Net interest income		$34,165			$30,625

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $1,441,000 for the third quarter of 2020 (of which $1,305,000 was from PPP loans), compared to $189,000 for the third quarter of 2019.
(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2020			June 30, 2020
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,669,694	$32,635	4.86%	$2,687,093	$32,845	4.92%
Securities - taxable	550,423	2,481	1.79%	611,709	3,155	2.07%
Securities - exempt from Federal tax (3)	72,625	586	3.21%	76,160	612	3.23%
Other investments and interest-bearing deposits
in other financial institutions	911,160	673	0.29%	700,711	648	0.37%
Total interest earning assets (3)	4,203,902	36,375	3.44%	4,075,673	37,260	3.68%
Cash and due from banks	36,505			37,716
Premises and equipment, net	9,884			9,096
Goodwill and other intangible assets	185,879			186,716
Other assets	126,242			125,037
Total assets	$4,562,412			$4,434,238

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,700,972			$1,660,547

Demand, interest-bearing	934,892	506	0.22%	890,158	525	0.24%
Savings and money market	1,052,800	762	0.29%	1,009,078	794	0.32%
Time deposits - under $100	17,298	16	0.37%	17,825	18	0.41%
Time deposits - $100 and over	121,949	219	0.71%	127,877	277	0.87%
CDARS - money market and time deposits	18,741	1	0.02%	15,365	1	0.03%
Total interest-bearing deposits	2,145,680	1,504	0.28%	2,060,303	1,615	0.32%
Total deposits	3,846,652	1,504	0.16%	3,720,850	1,615	0.17%

Subordinated debt, net of issuance costs	39,663	583	5.85%	39,617	577	5.86%
Short-term borrowings	96	—	0.00%	62	—	0.00%
Total interest-bearing liabilities	2,185,439	2,087	0.38%	2,099,982	2,192	0.42%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	3,886,411	2,087	0.21%	3,760,529	2,192	0.23%
Other liabilities	99,866			100,770
Total liabilities	3,986,277			3,861,299
Shareholders’ equity	576,135			572,939
Total liabilities and shareholders’ equity	$4,562,412			$4,434,238

Net interest income (3) / margin		34,288	3.24%		35,068	3.46%
Less tax equivalent adjustment (3)		(123)			(128)
Net interest income		$34,165			$34,940

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was 1,441,000 for the third quarter of 2020 (of which $1,305,000 was from PPP loans), compared to $773,000 for the second quarter of 2020 (of which $637,000 was from PPP loans).
(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2020			September 30, 2019
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,623,672	$100,262	5.10%	$1,842,870	$81,321	5.90%
Securities - taxable	610,590	9,584	2.10%	692,369	12,149	2.35%
Securities - exempt from Federal tax (3)	76,371	1,845	3.23%	84,882	2,057	3.24%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	671,753	3,022	0.60%	249,473	5,094	2.73%
Total interest earning assets (3)	3,982,386	114,713	3.85%	2,869,594	100,621	4.69%
Cash and due from banks	39,575			37,293
Premises and equipment, net	9,198			7,024
Goodwill and other intangible assets	186,697			94,976
Other assets	126,211			85,312
Total assets	$4,344,067			$3,094,199

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,600,522			$1,022,654

Demand, interest-bearing	875,501	1,573	0.24%	686,144	1,801	0.35%
Savings and money market	994,314	2,470	0.33%	744,333	3,015	0.54%
Time deposits - under $100	17,964	56	0.42%	19,392	66	0.46%
Time deposits - $100 and over	127,360	801	0.84%	126,732	986	1.04%
CDARS - money market and time deposits	16,894	4	0.03%	14,151	5	0.05%
Total interest-bearing deposits	2,032,034	4,904	0.32%	1,590,752	5,873	0.49%
Total deposits	3,632,556	4,904	0.18%	2,613,406	5,873	0.30%

Subordinated debt, net of issuance costs	39,617	1,737	5.86%	39,414	1,731	5.87%
Short-term borrowings	162	—	0.00%	120	1	1.11%
Total interest-bearing liabilities	2,071,813	6,641	0.43%	1,630,286	7,605	0.62%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	3,672,335	6,641	0.24%	2,652,940	7,605	0.38%
Other liabilities	95,690			60,340
Total liabilities	3,768,025			2,713,280
Shareholders’ equity	576,042			380,919
Total liabilities and shareholders’ equity	$4,344,067			$3,094,199

Net interest income (3) / margin		108,072	3.62%		93,016	4.33%
Less tax equivalent adjustment (3)		(387)			(433)
Net interest income		$107,685			$92,583

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $2,353,000 for the first nine months ended September 30, 2020 (of which $1,942,000 was from PPP loans), compared to $490,000 for the first nine months ended September 30, 2019.
(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.